EXHIBIT 10.8(A)


                                    EXHIBIT A

                                AMENDMENT TO THE

             RETIREMENT PLAN FOR BOARD MEMBERS OF MSB BANCORP, INC.


     Pursuant to section 5.1 of the Retirement Plan For Board Members of MSB Bancorp, Inc. ("Plan") and in accordance with the resolutions adopted by the Board of Directors of MSB Bancorp, Inc. at a duly convened meeting held on December 29, 1997, the Plan is hereby amended, effective as of December 31, 1997, as follows:

1. Article I - Section 1.2 of the Plan shall be amended by adding the following new sentence to the end thereof to read as follows:

       Effective as of the Plan Termination Date, Annual Retainer shall be determined based on the annual retainer, committee meeting and property inspection fees or any other payments received by a Board Member for service during the calendar year ending with the Plan Termination Date.

2.  Article I - Section 1.6 of the Plan shall be amended by adding the word "or"
after  section   1.6(c)  and  then  adding  the  following  new  subsection  (d)
immediately thereafter to read as follows:

          (d)  the occurrence of the Plan Termination Date.

3. Article I - Section 1.17 of the Plan shall be amended by adding the following new sentence to the end thereof to read as follows:

       Years of Vesting Service shall not include any service by a Board Member completed on or after the Plan Termination Date.

4. Article I - Section 1.18 of the Plan shall be amended by adding the following new sentence to the end thereof to read as follows:

       Years of Creditable Service shall not include any service by a Board Member completed on or after the Plan Termination Date.

5. Article I - Article I shall be amended by adding the  following  new sections
1.19 and 1.20 to the end thereof to read as follows:

            Section 1.19 Plan Termination. Pursuant to resolutions adopted by the Board of Directors of MSB Bancorp, Inc. at a duly convened meeting held on


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       December 29, 1997,  the Plan shall be terminated  effective as of
       December 31, 1997. Effective as of such date, no Board Member may commence or recommence participation in the Plan and the benefit accrued by each Participant as of such date, which shall be determined as if a Change of Control had occurred as of such date, shall become nonforfeitable as of such date.

          Section 1.20 Plan Termination Date shall mean December 31, 1997.

6. Article II - Section 2.1 shall be amended by adding the following new sentence to the end thereof to read as follows:

       No Board Member shall be eligible to become a Participant in the Plan on or after the Plan Termination Date.

7. Article II - Section 2.2 shall be amended by adding the phrase "or upon the Plan Termination Date, whichever is earlier" to the end thereof.

8. Article III - Article III shall be amended by adding a new section 3.9 immediately to the end thereof to read as follows:

          Section 3.9 Effect of Plan Termination.

            The benefits payable to a Participant  under this Plan shall
       be  distributed  to  the   Participant  as  soon  as  practicable
       following the Plan Termination Date.

9. Article V - Effective as of December 31, 1997, section 5.1 of the Plan shall be amended by adding the following new sentence at the end thereof:

       The Plan shall be terminated effective at the close of business on the Plan Termination Date.


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